UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2015

NetSuite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33870	94-3310471
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2955 Campus Drive, Suite 100 San Mateo, California		94403-2511
(Address of principal executive offices)		(Zip Code)

(650) 627-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2015, NetSuite Inc. (the “Company”), Broadway Merger Sub I, Inc., a wholly-owned subsidiary of the Company (“Merger Sub I”), and Broadway Merger Sub II, LLC, a wholly-owned subsidiary of the Company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bronto Software, Inc. (“Bronto”) and Joseph Colopy, as Securityholder Representative. Pursuant to the Merger Agreement, Merger Sub I will merge with and into Bronto, with Bronto continuing as the surviving corporation (the “Interim Surviving Corporation”) and a wholly-owned subsidiary of the Company (the “First Step Merger”). Pursuant to the Merger Agreement, the Interim Surviving Corporation will immediately after the First Step Merger be merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity and a wholly-owned subsidiary of the Company (the “Second Step Merger,” and together with the First Step Merger, the “Merger”).

The aggregate consideration payable in exchange for all of the outstanding equity interests of Bronto is approximately $200 million, comprised of approximately $100 million in cash and approximately $100 million in Company common stock (the “Common Stock”). The consideration is subject to adjustment based on (i) working capital adjustment provisions and (ii) indemnification obligations of certain Bronto securityholders after the closing of the acquisition. A portion of the consideration will be placed into an escrow account to satisfy any potential claims under the indemnification obligations of certain Bronto securityholders described in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by the Company, Bronto and the Merger Subs. The closing of the Merger is subject to customary closing conditions, including the expiration or termination of any waiting periods applicable to the consummation of the First Merger under applicable antitrust and competition laws. The description of the Merger Agreement contained in this Item 1.01 is qualified in its entirety by the Merger Agreement filed as Exhibit 2.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information included under Item 1.01 of this Current Report is incorporated herein by reference. The issuance of the Common Stock to the Bronto stockholders is expected to be made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof or Rule 506 of Regulation D promulgated thereunder. The Common Stock to be issued will contain appropriate restricted stock legends.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among NetSuite Inc., Broadway Merger Sub I, Inc., Broadway Merger Sub II, LLC, Bronto Software, Inc., and Joseph Colopy, as Securityholder Representative, dated April 22, 2015.

99.1	Press Release, dated April 23, 2015, titled “NetSuite Signs Definitive Agreement to Acquire Bronto Software”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2015	NETSUITE INC.

	By:	/s/ Douglas P. Solomon
Douglas P. Solomon
SVP, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, by and among NetSuite Inc., Broadway Merger Sub I, Inc., Broadway Merger Sub II, LLC, Bronto Software, Inc., and Joseph Colopy, as Securityholder Representative, dated April 22, 2015.

99.1	Press Release, dated April 23, 2015, titled “NetSuite Signs Definitive Agreement to Acquire Bronto Software”.